Exhibit 23.3

CONSENT OF INDEPENDENT VALUATION EXPERT
We hereby consent to the reference to our name and description of our role in the valuation process of certain commercial real estate assets of KBS Legacy Partners Apartment REIT, Inc. (the “Company”) being incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-181777) and the related prospectus, included therein, to be filed on the date hereof.

/s/ CBRE Capital Advisors, Inc.
CBRE Capital Advisors, Inc.
May 1, 2014